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                                                                    EXHIBIT 10.1

                              MACKIE DESIGNS INC.

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN


         1.      PURPOSES.   The purposes of this Mackie Designs Inc. Amended
                 and Restated 1995 Stock Option Plan ("Plan") are to:

                 1.1 Closely associate interests of the management of Mackie Designs Inc. ("Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains;

                 1.2 Provide management with an equity ownership in the Company commensurate with the Company's performance as reflected in increased value of its common shares;

                 1.3      Maintain competitive compensation levels;

                 1.4 Provide a means whereby the Company can continue to attract, motivate, and retain key employees who can contribute materially to the Company's growth and success; and

                 1.5 Provide a means whereby the Company can continue to attract, motivate and retain the services of selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company.

         2. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company ("Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by a committee of the Board consisting of at least two (2) non-employee directors ("Committee"). The administrator of this Plan, whether the Board or Committee, shall hereinafter be referred to as the "Plan Administrator." The Plan Administrator shall administer the Plan in accordance with the following:

                 2.1      Incapacity of Plan Administrator.   No member of the
         Board or the Committee shall vote with respect to the granting of an option created under this Plan ("Option(s)") to himself or herself. Any Option granted to a director for his or her services as such shall not be effective until approved by the full Board.

                 2.2      Registration Under The Securities Act.   If the
         Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and any officers or directors are eligible to receive Options, the following provisions shall apply to the administration of this Plan with respect to grants made to directors, officers or other Optionees (as hereinafter defined) affected by Section 16(b) of the Exchange Act. The Plan Administrator shall be constituted at all times so as to meet the requirements of Section 16(b) of the Exchange Act, as amended from time to time. The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be





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         filled by the Board.  Currently, the Plan Administrator is a
         Committee, of which all members are disinterested. If, at any time, an insufficient number of disinterested non-employee directors is available to serve on such committee, interested non-employee directors may serve on the committee; however, during such time, no Options shall be granted to any person if the granting of such Option would not meet the requirements of Section 16(b) of the Exchange Act. For purposes of this Section 2, a disinterested director shall be a member of the Board who meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act, as amended from time to time (the "16(b) Rules"). Currently, a disinterested director for purposes of this
         Section 2 is a member of the Board who for one (1) year prior to service as an administrator of this Plan has not been (and during service as a Plan Administrator, will not be) granted or awarded equity securities, including options for equity securities pursuant to this Plan or any other plan of the Company or its affiliates, except for certain exclusions described in Rule 16b-3. For purposes of this
         Section 2, a non-employee director shall be a member of the Board who meets the definition of "non-employee director" as set forth in the 16(b) Rules. Currently, a non-employee director is a member of the Board who (i) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act (("S-K"); (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(b) of S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of S-K.

                 2.3      Procedures.   The Board may designate one of the
         members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

                 2.4      Responsibilities.   Except for the terms and
         conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the Options, including selection of the individuals to be granted Options, the number of shares to be subject to each Option, the exercise price for such Option ("Exercise Price"), and all other terms and conditions of the Options. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any Option, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations issued thereunder, and any amendment or successor sections or regulations.

                 2.5      Section 16(b) Compliance and Bifurcation of Plan.
         If the Company registers any of its equity securities pursuant to Sections 12(b) and 12(g) of the Exchange Act, it is the intention of the Company that this Plan then comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void. In all events, the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the





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         contrary, the Board, in its absolute discretion, may bifurcate the
         Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to
         Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

         3.      STOCK SUBJECT TO THIS PLAN.   The stock subject to this Plan
shall be the Company's common stock ("Common Stock"). The Company shall have authorized and have in reserve for issuance at the time of exercise of any Option a sufficient number of shares of Common Stock to meet the Company's obligation. The maximum number of shares of Common Stock which may be issued under the Plan shall be three million (3,000,000). If any Option expires or is surrendered, exchanged for another Option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for purposes of this Plan, including for replacement Options which may be granted in exchange for such expired, exchanged, surrendered, cancelled or terminated Options.

         4.      ELIGIBILITY.   An incentive stock option in accordance with
Section 422 of the Code ("Incentive Option") may be granted only to an individual who, at the time the option is granted, is an employee of the Company and who the Plan Administrator may from time to time select for participation in this Plan. Members of the Board shall not be eligible for grants of Incentive Options unless they are also employees of the Company. At the discretion of the Plan Administrator, employees, officers, directors of the Company (including non-employee directors), selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company also may receive stock options which are not qualified under Section 422 of the Code ("Nonqualified Option") (Qualified and Nonqualified Options are included collectively within the term "Options" as used in this Plan). Any party to whom an Option is granted shall be referred to as an "Optionee."

         5.      TERMS AND CONDITIONS OF OPTIONS.   Options granted under this
Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, Option agreements shall include or incorporate by reference the following terms and conditions:

                 5.1      Number of Shares.   Each Option agreement shall state
         the number of shares of stock subject to the Option;

                 5.2      Option Price.   The Option agreement shall state the
         Exercise Price per share, and the Plan Administrator shall act in good faith to establish the Exercise Price as follows:

                          5.2.1   Incentive Options.   Subject to subsection
                 5.2.3, the Exercise Price of Incentive Options shall be not less than the fair market value per share of the Common Stock at the time the Incentive Option is granted;

                          5.2.2   Incentive Options to Greater than 10%
                 Shareholders.   With respect to Incentive Options granted to
                 shareholders then holding greater than ten percent (10%) of the then-issued and outstanding shares of voting stock of the Company, the Exercise Price shall be as required by Section 6;





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                          5.2.3   Fair Market Value.   With respect to
                 Incentive Options, the fair market value per share of the Common Stock shall be determined by the Plan Administrator in good faith at the time the Incentive Option is granted.

                          5.2.4   Nonqualified Options.   The Exercise Price of
                 Nonqualified Options shall be as is determined by the Plan Administrator in good faith at the time of their issuance.

                 5.3 Term, Maturity and Vesting. Subject to the restrictions contained in Sections 5.8 and 6, the term of each Incentive Option shall be ten (10) years from the date it is granted unless a shorter period of time is established by the Plan Administrator, but in no event shall the term of any Incentive Option exceed ten (10) years. The term of each Nonqualified Option shall also be ten (10) years from the date it is granted unless a shorter period of time is established by the Plan Administrator. The Plan Administrator shall specify which Options granted hereunder are Incentive Options and which are Nonqualified Options.

                 No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant; provided, that if no vesting schedule is specified at the time of grant, the Option shall vest according to the following schedule:

                          NUMBER OF YEARS                     PERCENTAGE OF
                      FOLLOWING DATE OF GRANT              TOTAL OPTION VESTED
                      -----------------------              -------------------
                                One                                 25%
                                Two                                 50%
                               Three                                75%
                               Four                                100%


                 The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a related corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and the Company by the Plan Administrator that the performance objective has been achieved.

                 5.4      Exercise.   Subject to the limitations on exercise
         described in subsection 5.3 above and any additional holding period required by applicable law, each Option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any Option. During an Optionee's lifetime, any Options granted under this





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         Plan are personal to him or her and are exercisable solely by such
         Optionee. Options shall be exercised by delivery to the Company of a written notice of the number of shares with respect to which the Option is to be exercised, together with payment of the Exercise Price in accordance with Section 5.5.

                 5.5      Payment of Exercise Price.   Payment of the Exercise
         Price shall be made in full at the time the written notice of exercise of an Option is delivered to the Company, and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased. The Plan Administrator can determine in its discretion (i) at the time an Incentive Option is granted, or (ii) at any time before exercise of Nonqualified Options, that additional forms of payment will be permitted, including installment payments on such terms and over such period as the Plan Administrator may determine. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

                          5.5.1   Delivery of Common Stock.   Delivery of
                 shares of Common Stock held by an Optionee having a fair market value equal to the Exercise Price, such fair market value to be determined in good faith by the Plan
                 Administrator;

                          5.5.2   Delivery of Promissory Note.   Delivery of a
                 full-recourse promissory note executed by the Optionee; provided that (i) such note if delivered in connection with an Incentive Option shall, and such note if delivered in connection with a Nonqualified Option may, bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes; (ii) the Plan Administrator shall specify the term and other provisions of such note at the time an Incentive Option is granted or at any time prior to exercise of a Nonqualified Option; (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note, and may require that the certificate representing such shares be held in escrow to perfect the Company's security interest; (iv) the note provides that ninety (90) days following the Optionee's termination of employment with the Company or a related Corporation, the entire outstanding balance under the note shall become due and payable, if not previously due and payable; and (v) the Plan Administrator in its sole discretion may at any time after granting an Option restrict or rescind the right to pay using a promissory note upon written notification to any Optionee;

                          5.5.3   Delivery of Sale Proceeds.   Delivery of a
                 properly executed written exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator may at any time determine that this section 5.5.3, to the extent the instructions to the broker call for an immediate sale of the shares, shall not be available to any Optionee who is subject to Section 16(b) of the Exchange Act if such transaction would result in a violation of Section 16(b), or if such Optionee is not an employee at the time of exercise;





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                          5.5.4   Delivery of Withholding Notice.   Delivery of
                 a properly executed written exercise notice together with instructions to the Company to withhold upon exercise, from the shares that would otherwise be issued, that number of shares having a fair market value equal to the Exercise Price.

                 5.6      Withholding Tax Requirement.   The Company or any
         related entity shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company, and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu of such withholding or reimbursement, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made during the quarterly 10-day window period required under
         Section 16(b) of the Exchange Act for exercises of stock appreciation rights.

                 5.7      Non-assignability of Option.   Options and the rights
         and privileges conferred by this Plan shall not be transferred, assigned or pledged in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, or (ii) by gift to members of the Optionee's family, including grandparents, parents, spouses, siblings, children, grandchildren and great-grandchildren, or trusts for the benefit of such family members, or to charitable organizations, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or otherwise dispose of any Option or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may, during the Optionee's lifetime, designate a person who may exercise the Option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee giving written notice to the Plan Administrator revoking any earlier designation and making a new designation. In the event that no such designation is made, the executor or personal representative of the Optionee's estate shall have any rights then remaining to the Optionee or his estate under this Plan.

                 5.8      Duration of Option.   Vested Options shall terminate,
         to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5.3 above; (ii) the date of an Optionee's termination of employment with the Company or any related corporation for cause (as determined in the sole discretion of the Plan Administrator); (iii) the expiration of ninety (90) days from the date of an Optionee's termination of employment with the Company or any related corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or (iv) the expiration of one year from (A) the date of death of the Optionee or
         (B) cessation of an Optionee's employment by reason of Disability (as





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         defined below) unless, the exercise period is extended by the Plan
         Administrator until a date not later than the expiration date of the Option. If an Optionee's employment is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment.

                 Unless accelerated in accordance with Section 7, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of this Plan, transfer of employment between or among the Company and/or any related corporation shall not be deemed to constitute a termination of employment with the Company or any related corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing not withstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

                 5.9      Status of Shareholder.   Neither the Optionee nor any
         party to which the Optionee's rights and privileges under the Option may pass shall be, or shall have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any Option unless and until such Option has been exercised.

                 5.10     Right to Terminate Employment.   Nothing in this Plan
         or in any Option shall confer upon any Optionee any right to continue in the employ of the Company or of a related entity, or to interfere in any way with the right of the Company or of any related corporation to terminate, at will, his or her employment or other relationship with the Company at any time.

                 5.11     Modification and Amendment of Option.   Subject to
         the requirements of Code Section 422 with respect to Incentive Options and to the terms, conditions and limitations of this Plan, the Plan Administrator may modify or amend outstanding Options. The modification or amendment of an outstanding Option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such Option. Except as otherwise provided in this Plan, no outstanding Option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Options shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any Incentive Option to fail to continue to qualify as an "incentive stock option" as defined in Code Section 422(b).

                 5.12     Limitation on Value for Incentive Options.   As to
         all Incentive Options, to the extent that the aggregate fair market value of the Common Stock with respect to which Incentive Options are exercisable for the first time by the Optionee during any calendar year (under this

         Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, those Options (or the portion of an Option) beyond the $100,000 threshold shall be treated as Nonqualified Options. If the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit, the dollar limitation in the preceding sentence shall be adjusted correspondingly.

         6.      GREATER THAN 10% SHAREHOLDERS.   In the case of Incentive
Options granted to employees who own at the time of their grant ten percent (10%) or more of the then-issued and outstanding voting stock of the Company, the following rules shall apply:

                 6.1      Exercise Price and Term of Incentive Options.   If
         Incentive Options are granted to employees who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such individual's Incentive Options shall not exceed five (5) years and the Exercise Price shall be not less than one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Option is granted. This provision shall control notwithstanding any contrary terms contained in an Option agreement or any other document.

                 6.2      Attribution Rule.   For purposes of subsection 6.1,
         in determining stock ownership, an employee shall be deemed to own such shares as are owned by those persons or entities defined in Code
         Section 424. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the Incentive Option to the employee.

         7.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.   The aggregate
number and class of shares for which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option and the Exercise Price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                 7.1      Effect of Liquidation, Reorganization or Change in
                   Control.

                          7.1.1 Cash, Stock or Other Property for Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any Option granted under this Plan shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Option in whole or in part, to the extent the vesting requirements set forth in the Option agreement have been satisfied, unless stated otherwise in the Optionee's individual Option agreement.

                          7.1.2   Conversion of Options on Stock for Stock
                 Exchange.   If the shareholders of the Company receive capital
                 stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all Options granted under this Plan shall be converted into options to purchase shares of Exchange Stock unless the Company and the Corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such Options shall not be converted into options to purchase shares of Exchange Stock, but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the Options in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the exercise limitations set forth in the Option agreement and the Plan shall continue to apply for the Exchange Stock.

                          7.1.3   Change in Control.   In the event of a
                 "Change in Control", as defined below, of the Company, unless otherwise determined by the Board prior to the occurrence of such Change in Control, any Options or portions of such Options outstanding as of the date such Change in Control is determined to have occurred that are not yet fully vested on such date shall become immediately exercisable in full.

                          7.1.4   Definition of "Change in Control".    For
                 purposes of this Plan, a "Change in Control" shall mean (a) the first approval by the Board or by the stockholders of the Company of an Extraordinary Event, (b) a Purchase, or (c) a Board Change. For purposes of the Plan such terms shall have the following meanings:

                                  7.1.4.1  an "Extraordinary Event" shall mean
                          any of the following actions: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;
                          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or, (iii) the adoption of any plan or proposal for liquidation or dissolution of the Company.

                                  7.1.4.2  a "Purchase" shall mean the
                          acquisition by any person (as such term is defined in Section 13(d) of the Exchange Act) of any shares of Common Stock or securities convertible into Common Stock without the prior approval of a majority of the Continuing Directors (as defined below) of the Company, if after making such acquisition such person is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of Securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities (calculated as provided in paragraph (d) of such Rule 13d-3).

                                  7.1.4.3 a "Board Change" shall have occurred if individuals who constitute the Board of the Company at the time of adoption of this Plan (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of adoption of this Plan whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

                 7.2      Fractional Shares.   In the event of any adjustment
         in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

                 7.3      Determination of Board to Be Final.   All Section 7
         adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her Incentive Option to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

         8.      SECURITIES REGULATION.   Shares shall not be issued with
respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant to the exercise of such Option shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan.
Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares under this Plan or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of any Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER. Should any of the Company's capital stock of the same class as the stock subject to Options be listed on a national securities exchange, all stock issued under this Plan if not previously listed on such exchange shall be authorized by that exchange for listing on such exchange prior to the issuance of such stock.

         9.      AMENDMENT AND TERMINATION.   This Plan may be amended from
time to time as follows:

                 9.1      Board Action.   The Board may at any time suspend,
         amend or terminate this Plan; provided, that except as set forth in
         Section 7, the approval of the Company's shareholders is necessary within twelve (12) months before or after the adoption by the Board of any amendment which will:

                          9.1.1 increase the number of shares which are to be reserved for the issuance of Options;

                          9.1.2 permit the granting of stock options to a class of persons other than those presently permitted to receive Options; or,

                          9.1.3 require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

         Any amendment made to this Plan which would constitute a "modification" to Incentive Options outstanding on the date of such amendment, shall not be applicable to such outstanding Incentive Options, but shall have prospective effect only, unless the Optionee agrees otherwise.

                 9.2      AUTOMATIC TERMINATION.   Unless sooner terminated by
         the Board, this Plan shall terminate ten (10) years from the earlier of (i) the date on which this Plan is adopted by the Board or (ii) the date on which this Plan is approved by the shareholders of the Company. No Option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option previously granted under this Plan.

         10.     EFFECTIVENESS OF THIS PLAN.   This Plan shall become effective
upon adoption by the Board so long as it is approved by the Company's shareholders any time within twelve (12) months before or after the adoption of this Plan.

                              MACKIE DESIGNS INC.

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

           AMENDMENT ADOPTED BY THE BOARD OF DIRECTORS MARCH 11, 1997


         Section 5.7 is replaced in its entirety by the following:

         5.7     Non-assignability of Option.   Options and the rights and
privileges conferred by this Plan shall not be transferred, assigned or pledged in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, except that the Plan Administrator may also in its discretion allow transferability of Nonqualified Options only by gift to members of the Optionee's family, including grandparents, parents, spouses, siblings, children, grandchildren and great-grandchildren, or trusts or partnerships for the benefit of such family members, or to charitable organizations. Options and the rights and privileges conferred by this Plan shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or otherwise dispose of any Option or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may, during the Optionee's lifetime, designate a person who may exercise the Option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.
In the event that no such designation is made, the executor or personal representative of the Optionee's estate shall have any rights then remaining to the Optionee or his estate under this Plan.